Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED FOR CERTAIN PORTIONS

Transaction

Date:	3 November, 2006
To:	Lincoln National Corporation
Central Square West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102- 2112

	Attention:	Fred Crawford
	Facsimile:	215-448-3954
	Telephone:	215-448-1435

From:	Lehman Brothers Finance S.A.
c/o Lehman Brothers, Inc
Transaction Management Group
	Facsimile:	646-885-9546 (United States of America)
	Telephone:	212-526-9986
Ref. Numbers: Risk ID: [] / Effort ID: N[] / Global Deal ID: []

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Finance S.A. (“Party A”) and Lincoln National Corporation (“Party B”) on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is sent on behalf both Party A and Lehman Brothers Inc. (“LBI”).

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 12, 2006, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2000 ISDA Definitions (the “Swap Definitions”, and together with the Equity Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. References herein to “Transaction” shall be deemed references to “Swap Transaction” for purposes of the Swap Definitions. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

The terms of the Transaction to which this Confirmation relates are as follows:

Agent:
LBI is acting as agent on behalf of Party A and Party B for this Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of this Transaction by either party.

LEHMAN BROTHERS FINANCE S.A.
TALSTRASSE 82 - P.O. BOX 2828 - CH-8021 ZURICH - SWITZERLAND
TELEPHONE (41-1) 287 88 42

Trade Date:	November 2, 2006
Buyer:	Party B
Seller:	Party A
Shares:	Common stock of Lincoln National Corporation (the “Issuer”) Ticker Symbol: (“LNC”)
Number of Shares:	2,304,654
Initial Share Purchase:	Date, Party A shall deliver to Party B the Number of Shares and Party B will pay to Party A the Initial Purchase Price (the “Initial Share Purchase Amount”).
Initial Purchase Price:	USD 150,000,000
Initial Purchase Settlement Date:	One Scheduled Trading Day following the Trade Date.
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Exchange:	New York Stock Exchange
Related Exchange:	All Exchanges
Valuation:
Trading Period:
The period of consecutive Trading Days from and including the first Scheduled Trading Day following the Trade Date to and including * (the “Maximum Maturity Date”); provided that, Party A may designate any Scheduled Trading Day on or after November 17, 2006 (the “Minimum Maturity Date”) as the last Scheduled Trading Day of the Trading Period (the “Maturity Date”). Party A shall notify Party B of any designation made pursuant to this provision prior to 8:00 A.M. (New York time) on the Scheduled Trading Day immediately following such designated day.

Trading Day:	Any Scheduled Trading Day that is not a Disrupted Day.
Disrupted Day:
The definition of “Disrupted Day” in Section 6.4 of the Equity Definitions shall be amended by adding the following sentence after the first sentence: “A Scheduled Trading Day on which a Related Exchange fails to open during its regular trading session will not be a Disrupted Day if the Calculation Agent determines that such failure will not have a material impact on Party A’s ability to purchase the relevant

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission

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number of Shares.”
Consequence of Disrupted Days:
Section 6.6 of the Equity Definitions shall be deleted in its entirety and replaced with the following;

“If any of the days during the Trading Period are Disrupted Days, then the Trading Period shall be extended by a corresponding number of Scheduled Trading Days”

Valuation Time:	The close of trading on the Exchange, without regard to extended trading hours.
Valuation Date:	The last Scheduled Trading Day during the Trading Period.
Settlement Terms:
Settlement Method Election:	Applicable; provided that references in the Equity Definitions to “Physical Settlement” shall be deemed to be references to “Net Share Settlement” as defined herein.
Electing Party:	Party B
Settlement Method Election Date:
The Valuation Date; provided that if Party A makes a designation pursuant to “Trading Period” above, Party B shall make the settlement method election as soon as possible upon receipt of the relevant notification of such designation. If such notification is received and the election is not made by Party B prior to 9:30 A.M. (New York time) on the Scheduled Trading Day immediately following the day designated as the last Scheduled Trading Day of the Trading Period pursuant to “Trading Period” above, the Default Settlement Method shall apply.

Default Settlement Method:	Net Share Settlement
Cash Settlement Terms:
Cash Settlement:	Applicable to the extent it is elected or deemed to be elected under “Settlement Terms” above
Settlement Currency:	USD
Settlement Price:	The amount equal to the difference of (i) the arithmetic average of the 10b-18 VWAPs for all Trading Days in the Trading Period minus (ii) USD *.
(A) For any Trading Day, the volume-weighted average price at which the Shares trade as reported in

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission

Risk ID: [] / Effort ID: [] / Global Deal ID: []

10b-18 VWAP:
the composite transactions for each securities exchange (without regard to pre-open or after-hours trading) on which such Shares are then listed (or, if applicable, any the successor thereto), excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent, or (B) for any Trading Day that is a Disrupted Day, an amount determined in good faith by the Calculation Agent as 10b-18 VWAP. Party B acknowledges that Party A may refer to the Bloomberg Page “LNC <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Trading Day to determine the 10b-18 VWAP.

On each Monday (provided that if Monday is not a Exchange Business Day, then on the next Exchange Business Day) Party A shall provide the daily 10b-18 VWAP determinations from the previous week to Party B.

Forward Cash Settlement Amount:
Notwithstanding anything contained in Section 8.5 of the Definitions, the Forward Cash Settlement Amount, as determined by the Calculation Agent, shall be equal to (a) the Initial Share Purchase Amount minus (b) the product of (i) the Number of Shares and (ii) the Settlement Price.

Cash Settlement Payment Date:	Three Currency Business Days after the Valuation Date.
Daily Share Balance:
On any day during the Trading Period, the difference between the Number of Shares and the number of Shares repurchased by Party A in relation to this Transaction as of such day (the “Repurchased Shares”).

Net Share Settlement Terms:

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Net Share Settlement:
If Party B elects Net Share Settlement under the Settlement Method Election and the Forward Cash Settlement Amount is (i) a positive number, “Net Share Settlement by Party A” below shall apply, or (ii) a negative number, “Net Share Settlement by Party B” below shall apply. For the avoidance of doubt, any Shares delivered hereunder shall be free and clear of any lien, charge, claim or encumbrance.

Net Share Settlement By Party A:
On a day that is three Scheduled Trading Days after the completion of the Net Share Settlement Period (the “Refund Share Settlement Date”) Party A shall deliver a number of Shares to Party B (the “Refund Shares”) equal to the Forward Cash Settlement Amount divided by the volume weighted average price at which Party A purchased the Refund Shares. No fractional Shares shall be delivered in connection with Net Share Settlement by Party A, and the value of any fractional Share otherwise deliverable shall be paid in cash to Party B on the Refund Share Settlement Date (such value to be determined by multiplying such fractional Share by the volume weighted average price at which Party A purchased the Refund Shares).

Net Share Settlement Period:
The period during which Party A makes purchases of the Refund Shares, commencing on the Scheduled Trading Day immediately following the Trading Period and ending on the Scheduled Trading Day on which Party A completes its purchases of the Refund Shares.

Net Share Settlement Price:	The closing price per Share as quoted by the Exchange at the Valuation Time on the Valuation Date.
Net Share Settlement by Party B:	*

Share Adjustments:
Method of Adjustment:
Calculation Agent Adjustment

Notwithstanding anything to the contrary in the Equity Definitions, the declaration of an Extraordinary Dividend by Party B shall not constitute a Potential Adjustment Event for purposes of Section 11.2(e) of the Equity Definitions.

Extraordinary Events:

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Announcement Date:	The definition of “Announcement Date” in Section 12.1 of the Equity Definitions will be amended by replacing the words “voting shares” in the fifth line thereof with the word “Shares”.
Consequences of Merger Events:
Share-for-Share:	Modified Calculation Agent Adjustment
Share-for-Other:	Cancellation and Payment
Share-for-Combined:	Component Adjustment
Tender Offer:	Applicable

The definition of “Tender Offer” in Section 12.1 of the Equity Definitions will be amended by replacing the phrase “greater than 10% and less than 100% of the outstanding voting shares of the Issuer” in the third and fourth line thereof with “greater than 10% and less than 100% of the outstanding Shares of the Issuer”.

The definition of “Tender Offer Date” in Section 12.1 of the Equity Definitions will be amended by replacing the words “voting shares” in the first line thereof with the word “Shares”.

Consequences of Tender Offers:
Share-for-Share:	Modified Calculation Agent Adjustment
Share-for-Other:	Cancellation and Payment
Share-for-Combined:	Component Adjustment
New Shares:
The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by deleting subsection (i) in its entirety and replacing it with the following: “(i) publicly quoted, traded or listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors) and”.

Modified Calculation Agent Adjustment:
For greater certainty, the definition of “Modified Calculation Agent Adjustment” in Sections 12.2 and 12.3 of the Equity Definitions shall be amended by adding the following italicized language after the stipulated parenthetical provision: “(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Merger Date (Section 12.2) or Tender Offer Date (Section 12.3).”

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Announcement Event:
If an Announcement Event occurs, the Calculation Agent will determine the economic effect of the Announcement Date on the theoretical value of the Transaction (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Valuation Date. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of the Announcement Date of a Merger Event or Tender Offer and will constitute a Potential Adjustment Event, if the Merger Date or Closing Date does not, or is not anticipated to, occur on or prior to the Valuation Date for, or any earlier termination of, the Transaction.

Composition of Combined Consideration:	Not Applicable
Nationalization, Insolvency or Delisting:	Cancellation and Payment
Delisting:
The definition of “Delisting” in Section 12.6 of the Equity Definitions shall be deleted in its entirety and replaced with the following: ‘“Delisting” means that the Exchange announces that pursuant to the rules of such Exchange, the Shares cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) and are not immediately re-listed, re-traded or re-quoted on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors).”

Additional Disruption Events:
Change in Law:	Applicable

Insolvency Filing:
Applicable

Section 12.9(b)(i) of the Equity Definitions is hereby amended by adding the following sentence at the end: “If neither party elects to terminate the Transaction, the Calculation Agent may adjust the terms of the Transaction upon the occurrence of such an event pursuant to Calculation Agent Adjustment (as if such event were a Tender Offer).”

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

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Loss of Stock Borrow:	*
Minimum Stock Loan Rate:	FED-FUNDS minus * basis points
Increased Cost of Stock Borrow:	Not Applicable
FED-FUNDS:
For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Hedging Party:	Party A shall be the Hedging Party in connection with all Extraordinary Events
Determining Party:	Calculation Agent shall be the Determining Party in connection with all Extraordinary Events
Acknowledgments:
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Miscellaneous:
Bankruptcy Code:
Without limiting any other protections under the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), the parties hereto intend for:

(a) This Transaction and the Agreement to be a "swap agreement" as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 560, 561 and 562 of the Bankruptcy Code.

(b) A party's right to liquidate this Transaction, to offset or net termination values, payment amounts or other transfer obligations and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement or this Transaction to constitute a “contractual right” as described in Sections 560 and 561 of the Bankruptcy

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission

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Code.

(c) Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to this Transaction or the Agreement to constitute “transfers” under a “swap agreement” as defined in the Bankruptcy Code.

(d) All payments for, under or in connection with this Transaction or the Agreement, all payments for any securities or other assets and the transfer of such securities or other assets to constitute “transfers” under a “swap agreement” as defined in the Bankruptcy Code.

Additional Representations, Warranties and Agreements of Party B:
In addition to the representations, warranties and agreements set forth in the Agreement and elsewhere in this Confirmation, Party B further represents, warrants and agrees that:

(a) (i) It is not entering into this Transaction on behalf of or for the account of any other person or entity, and will not transfer or assign its obligations under this Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of this Transaction; (ii) it has provided to LBI, as agent for Party A, financial and other information concerning its investment objectives and risk tolerance, which information is contained in its LBI account documentation, and has not been rendered misleading or obsolete; (iii) it understands that this Transaction is subject to complex risks which may arise without warning, may at times be volatile, and that losses may occur quickly and in unanticipated magnitude; (iv) it is authorized to enter into this Transaction and such action does not violate any laws of its jurisdiction of organization or residence (including, but not limited to, any applicable position or exercise limits set by any self-regulatory organization, either acting alone or in concert with others) or the terms of any agreement to which it is a party; (v) it has consulted with its legal advisor(s) and has reached its own conclusions about this Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from this Transaction; and (vi) it has concluded that this Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

(b) At all times until termination of the Transaction,

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Party B is an “eligible contract participant” as the term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(c) Neither Party A nor any of its affiliates has advised Party B with respect to any legal, regulatory, tax, accounting or economic consequences arising from this Transaction, and neither Party A nor any of its affiliates is acting as agent (other than LBI as dual agent if specified above), or advisor for Party B in connection with this Transaction.

(d) At the time of entering into this Transaction, Party B is not in possession of any material non-public information concerning the business, operations or prospects of the Issuer and was not in possession of any such information at the time of placing any order with respect to the Transaction.

“Material” information for these purposes is any information to which there is a substantial likelihood that a reasonable investor would attach importance in reaching a decision to buy, sell or hold any securities of the Issuer(s) because the information would significantly alter the total mix of information available.

(e) Party B is in compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Party B is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to facilitate a distribution of Shares (or any security convertible into or exchangeable for Shares).

(g) Party B has not entered into any obligation that

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would contractually limit it from effecting Cash Settlement or Net Share Settlement under this Transaction and it agrees not to enter into any such obligation during the term of this Transaction.

(h) Party B agrees that any registration statement (“Registration Statement”) it files pursuant to Rule 415 under the Securities Act of 1933, as amended, for purposes of Net Share Settlement, at the time the same becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements therein not misleading. Party B represents that any prospectus delivered to Party A in connection with sales made under the Registration Statement (as such prospectus may be supplemented from time to time) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) If Party B purchases any Shares pursuant to this Transaction, such purchase(s) will comply with (i) all laws and regulations applicable to it and (ii) all material contractual obligations of Party B.

(j) It is not, and, after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Additional Termination Events:
Notwithstanding any other provision hereof, an “Additional Termination Event” shall occur and Party B shall be the sole Affected Party pursuant to such Additional Termination Event if on any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares with a record date on or prior to the Valuation Date of (a) an extraordinary cash dividend, (b) a regular quarterly dividend with an ex-dividend date prior to December 18, 2006, (c) securities or share capital of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (d) any other type of securities (other than Shares, which may constitute a Potential Adjustment Event), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent in good faith

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and commercially reasonable manner.

Additional Provisions:
Party B may net-share settle this Transaction with Free Shares only if the following conditions have been satisfied (the “Registration Provisions”):

(i) A registration statement (which may be a shelf registration statement filed pursuant to Rule 415 under the Securities Act of 1933) covering public resale of any Shares (including any Make-Whole Shares) delivered by Party B under a Net Share Settlement election (“Settlement Shares”) by Party A shall have been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) no later than one Exchange Business Day prior to the Valuation Date and such Registration Statement continues to be in effect at all times to and including the date that Party A or it’s affiliate(s) has fully and finally sold any Settlement Shares hereunder.

(ii) The contents of such registration statement and of any prospectus supplement to the prospectus included therein (including, without limitation, any sections describing the plan of distribution) shall be reasonably satisfactory to Party A.

(iii) Party A shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for transactions pursuant to which Party A acts as an underwriter of equity securities and the results of such investigation are satisfactory to Party A, in its discretion.

(iv) If in the reasonable judgment of counsel to Party A an Underwriting Agreement will be necessary in order to enable Party A to promptly dispose of the Net Settlement Shares and the Make-Whole Shares, if any, as of the Valuation Date, an Underwriting Agreement shall have been entered into with Party A in connection with the public resale of the Settlement Shares by Party A.

Notwithstanding the foregoing, if Party B elects to net-share settle this Transaction with Restricted Shares, Party A shall attempt to sell the Settlement Shares, if any, pursuant to an exemption from registration under the Securities Act by soliciting bids from interested parties in a manner exempt from registration and, in such case, the Settlement Price

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shall be equal to the price determined by Party A in a commercially reasonable manner. Also, Party B acknowledges and agrees that if it issues Settlement Shares to Party A which are Restricted Shares, the number of Shares to be delivered shall be greater than the number of Free Shares that would need to be delivered.

Company Purchases:
Without the prior written consent of Party A, which shall not be unreasonably delayed or denied, and except for purchases which are not solicited by or behalf of Party B, its affiliates or affiliated purchasers (each as defined in Rule 10b-18), Party B shall not purchase, and shall cause its affiliates or affiliated purchasers not to directly or indirectly purchase any Shares (or any security convertible into or exchangeable for Shares) during the Trading Period and thereafter until all payments or deliveries hereunder have been made.

No Collateral:	Notwithstanding any provision of the Agreement, or any other agreement between the parties, to the contrary, the obligations of Party B hereunder are not secured by any collateral.
Rule 10b-18:
During the Net Share Settlement Period, Party A agrees to use its good faith and commercially reasonable efforts to make all purchases of Shares in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule10b-18 under the Securities Exchange Act of 1934 (“Rule 10b-18”), as if such rule was applicable to such purchases in connection with any offer to purchase and any purchase of Shares during the Net Share Settlement Period in connection with this Transaction.

Party B shall, at least one day prior to the first day of the Net Share Settlement Period, notify Party A in writing of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception set forth in clause (b)(4) of Rule 10b-18 by Party B or any of its affiliates during each of the four calendar weeks preceding such day and during the calendar week in which such day occurs (“Rule 10b-18 purchase” and “blocks” each as defined in Rule 10b-18).

Rule 10b5-1:	Party B represents, warrants and covenants to Party A that:

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(i) it is entering into this Confirmation in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”). It is the intent of the parties that the transaction entered into under this Confirmation complies with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and such transaction entered into under this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii) Party B will not seek to control or influence Party A or LBI to make "purchases or sales" (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any transaction entered into under this Confirmation, including, without limitation, Party A’s or LBI’s decision to enter into any hedging transactions.

(iii) Party B acknowledges that any amendment, modification, waiver or termination of this Transaction must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).

Certain Payments and Deliveries:
Notwithstanding anything to the contrary herein, or in the Equity Definitions, if at any time (i) an Early Termination Date occurs and Party B would be required to make a payment pursuant to Sections 6(d) and 6(e) of the Agreement, (ii) a Tender Offer occurs and Party B would be required to make a payment pursuant to Sections 12.3 and 12.7 of the Equity Definitions, (iii) a Merger Event occurs and Party B would be required to make a payment pursuant to Sections 12.2 and 12.7 of the Equity Definitions or (iv) an Additional Disruption Event occurs and Party B would be required to make a payment pursuant to Sections 12.8 and 12.9 of the Equity Definitions, then in lieu of such payment, Party B shall have the right to deliver to Party A, at the time such payment would have been due and in the manner provided under “Physical Settlement” in the Equity Definitions, a number of Shares (or, in the case of a Merger Event, common equity securities of the surviving entity) equal to the quotient obtained by dividing (A) the amount that would have been so payable by (B) the fair market value per Share (or per unit of such common equity security) of the Shares (or units) so delivered at the time of such delivery, as determined by the Calculation Agent in a commercially reasonable manner.

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In the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (ii) an Extraordinary Event occurs that results in the cancellation or termination of any Transaction pursuant to Article 12 of the Equity Definitions (except, in the case of clause (ii), a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if Party A would owe any amount to Party B pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement) (any such amount, a “Party A Amount”), then, in lieu of any payment of such Party A Amount, Party B may, no later than the Early Termination Date or the date on which such Transaction is cancelled or terminated, as the case may be, elect for Party A to deliver to Party B a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Party A Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which Party A purchases Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 13); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable

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on the day that notice of the amount payable is effective; provided that if Party B elects to receive Shares or Alternative Delivery Property in accordance with the immediately foregoing paragraph, such Shares or Alternative Delivery Property shall be delivered on a date selected by Party A which date shall be no later than 10 days after the day that notice of the amount payable is effective.

Limitation on Set-off:
Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for purposes of this paragraph includes Transactions cancelled pursuant to Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) as determined by the Calculation Agent and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

Calculation Agent:
As specified in the Agreement. All determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner and are subject to agreement by Party A and Party B. If the parties are unable to agree on a particular calculation then the Calculation Agent will seek four actual quotations from leading dealers (that are not Affiliates of either party) in the relevant market (Party A and Party B shall each select two of the four leading dealers), taking the arithmetic average of those quotations obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction; and if no quotations are available for a particular Transaction, then another mutually acceptable leading dealer in the relevant market (the

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“Mutually Acceptable Calculation Agent”) will be appointed to make such calculation or determination in dispute. If the parties cannot agree on a mutually acceptable leading dealer, the parties will each appoint a leading dealer (that is not an Affiliate of either party) who shall together appoint a third leading dealer (that is not an Affiliate of either party) (also a “Mutually Acceptable Calculation Agent”). The Mutually Acceptable Calculation Agent’s determination will be binding on Party A and Party B. The fees and expenses of the leading dealers or Mutually Acceptable Calculation Agent shall be borne equally by the parties.

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Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9546 (United States of America), Attention: Documentation.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Finance S.A.	Lincoln National Corporation

By: ./s/ Jaroslaw Haurylewicz Name: Jaroslaw Haurylewicz Title: Authorized Signatory	By: /s/ Frederick J. Crawford Name: Frederick J. Crawford Title: Senior Vice President, Chief Financial Officer
By: /s/ Anatoly Kozlov Name: Anatoly Kozlov Title: Authorized Signatory

Execution time will be furnished upon Counterparty's written request.

Risk ID: [] / Effort ID: [] / Global Deal ID: []